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                                                                    EXHIBIT 21.1

                             RESOURCE AMERICA, INC.
                              LIST OF SUBSIDIARIES


Resource Financial Fund Management, Inc.
Trapeza Capital Management, LLC (2)
Trapeza Manager, Inc.
Trapeza Funding, LLC (2)
Trapeza Funding II, LLC (2)
Trapeza Funding III, LLC (2)
Trapeza Funding IV, LLC (2)
Trapeza Funding V, LLC (2)
Trapeza TPS, LLC (2) (changed name from 1845 Warehouse, LLC on January 8, 2004) Trapeza Management Group, LLC (3) (changed name from Squire Sanders Shelf Company, LLC on April 1, 2004)
Structured Finance Fund GP, LLC (2)
Structured Finance Management, LLC (2)
Resource CDO Management, Inc. (changed name from Resource ABS Management, Inc. on October 21, 2004)
Ischus Capital Management, LLC
Apidos Capital Management, LLC
Resource Capital Manager, Inc.
Resource Financial Institutions Group, Inc.
Axios Capital Management, LLC
Resource Credit Partners GP, Inc.
Resource Credit Management, LLC
RAI Ventures, Inc.
Chadwick Securities, Inc.
Resource Capital Investor, Inc.
Resource Capital Corp. (10)
RCC Real Estate, Inc.
Ischus II LLC
RCC Commercial, Inc.
Resource TRS, Inc.
Resource Leasing, Inc.
FLI Holdings, Inc.
LEAF Financial Corporation (changed name from FLPM, Inc. on December 31, 2001) (Fidelity Leasing Corp. changed name to FL Partnership Management, Inc. on February 23, 1996)
LEAF Capital Management, Inc.
LEAF Asset Management, Inc. (changed name from LEAF Partnership Management, Inc. on February 25, 2002) (Merged with and into LEAF Financial Corporation on June 30, 2004)
Lease Equity Appreciation Fund I L.P.
LEAF Fund I, LLC
Lease Equity Appreciation Fund II, L.P.
LEAF Fund II, LLC
LEAF Funding, Inc. (changed name from LEAF Funding, LLC on March 31, 2003)
LEAF Institutional Direct Management, LLC
Resource Real Estate Holdings, Inc.
Resource Real Estate, Inc.
RRE Bentley Place Holdings, LLC
Resource Capital Partners, Inc.
SR Real Estate Partners, LLC (4)
RCP Nittany Pointe Manager, Inc.
RCP Chinoe Creek Manager, Inc.
RCP Fountains GP, Inc.
RCP Portland Courtyard Manager, Inc.
RCP Albuquerque Manager, Inc.
RCP Summer View Manager, Inc.
RCP Avalon Manager, Inc.





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RCP Falls at Duraleigh Manager, Inc.
RCP Sage Canyon Manager, Inc.
RCP Cuestas Manager, Inc.
RCP Holdco I Manager, Inc.
RCP Reserves HoldCo I Manager, Inc.
RRE Bentley Place TIC, LLC
RRE Reserves TIC, LLC
RRE Reserves Holdings, LLC
Resource Real Estate Management, LLC
Resource Properties II, Inc. (6)
Resource Properties IV, Inc. (7)
Resource Properties VI, Inc.
Resource Properties VIII, Inc.
Resource Properties XII, Inc.
Resource Properties XIV, Inc.
Resource Properties XV, Inc.
Resource Properties XVII, Inc.
Resource Properties XVIII, Inc.
Resource Properties XX, Inc.
Resource Properties XXII, Inc.
Resource Properties XXIII, Inc.
Resource Properties XXIV, Inc.
Resource Properties XXV, Inc.
Resource Properties XXVI, Inc.
Resource Properties XXVII, Inc.
Resource Properties XXVIII, Inc.
Resource Properties XXIX, Inc.
Resource Properties XXX, Inc.
Resource Properties XXXI, Inc.
Resource Properties XXXII, Inc. (8)
Redick Hotel Restaurant Mgmt, Inc.
Resource Properties XXXIII, Inc.
Resource Properties XXXIV, Inc.
Deerfield RPI, LLC
Resource Properties XXXV, Inc.
Resource Properties XXXVI, Inc.
Resource Properties XXXVIII, Inc.
Resource Properties XL, Inc.
Resource Properties XLI, Inc.
Resource Properties XLII, Inc.
Resource Properties XLIV, Inc.
Resource Properties XLVI, Inc.
Resource Properties XLVII, Inc.
Resource Properties XLIX, Inc.
Resource Properties 50, Inc.
Resource Properties 51, Inc. (9)
Resource Properties 52, Inc.
Resource Properties 53, Inc. (6)
ABB Associates I, Inc. (5)
ABB Associates II, Inc. (5)
CP/GP, Inc. (6)
Chesterfield Mortgage Investors, Inc.
RAI Financial, Inc.
Resource Commercial Mortgages, Inc.
Resource Financial Services, Inc.
Resource Housing Investors I, Inc.
Resource Housing Investors II, Inc.
Resource Housing Investors III, Inc.




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Resource Housing Investors IV, Inc.
Resource Programs, Inc.
Resource Rittenhouse, Inc.
WS Mortgage Acquisition Corporation (8)

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(1)  Formed as S.M.T.R. Corp. in 1966; subsequently renamed Resource
     Exploration, Inc.; subsequently renamed Resource America, Inc. 1989.
(2)  50% owned by Resource Financial Fund Management, Inc.
(3)  33.33% owned by Resource Financial Fund Management, Inc.
(4)  50% owned by Resource Capital Partners, Inc.
(5)  50% owned by Resource America, Inc.
(6)  Loan Satisfied
(7)  Property sold and loan satisfied
(8)  Deed transferred as a result of foreclosure
(9)  Loan Sold
(10) 5.5% owned by Resource Capital Investor, Inc., 5% owned by Resource Capital Manager, Inc., 3.1% owned by Directors & Officers and 86.3% owned by outside investors.

All subsidiaries are 100% owned by Resource America, Inc. or a subsidiary of Resource America, Inc. unless otherwise indicated.